SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2003

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-50239	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Item 5.  Other Events

On June 13, 2003, Accuride Corporation completed an amendment and restatement of its senior credit facility. As part of the amendment, the company refinanced certain existing bank facilities with significant near-term amortization requirements.  Citigroup Global Markets Inc. and Lehman Brothers Inc. jointly arranged for the company a new three-year $66 million revolving credit facility (“New Revolving Credit Facility”) and a new four-year $180 million 2nd lien term loan facility (“New Term Loan B”).  The proceeds of the new facilities were used to refinance the existing revolving credit facility (“Existing Revolving Credit Facility”), term loan A (“Term Loan A”) and term loan B (“Term Loan B”).  As part of this amendment, the existing term loan C (“Term Loan C”) remained outstanding.  In addition, the company’s financial covenants were adjusted to provide greater flexibility.

Summary of Key Terms:

Sources and Uses:

Sources		Uses
Cash	$12.2	Existing Revolving Credit Facility	$80.0
New Revolving Credit Facility	25.0	Term Loan A	55.4
Term Loan A	0.0	Term Loan B	69.3
Term Loan B	0.0	Accrued Interest	1.5
New Term Loan B	180.0	Transaction Costs	11.0
Total Sources	$217.2	Total Uses	$217.2

•                  Price -  The New Revolving Credit Facility and Term Loan C are priced at LIBOR plus 400 basis points with grid-based pricing improvements based on decreases in the company’s leverage ratio.  The New Term Loan B is priced at LIBOR plus 625 basis points (LIBOR floor is 2.00%).

•                  Maturities -  The maturities for the senior credit facility are as follows:

$ Millions	2003	2004	2005	2006	2007	Thereafter	Total
New Revolving Credit Facility	$—	$—	$—	$25.0	$—	$—	$25.0
New Term Loan B	—	0.9	0.9	0.9	177.3	—	180.0
Term Loan C	—	1.0	1.0	47.0	47.0	—	96.0

•                  Covenants -  The financial covenants include a Leverage Ratio, an Interest Coverage Ratio and a Fixed Charge Coverage Ratio, as defined in the credit agreement.  The maximum and minimum ratios for these covenants are the following:

Leverage Ratio

Measurement Period Ending	Ratio
June 30, 2003	7.50:1
September 30, 2003	7.50:1
December 31, 2003	7.50:1
March 31, 2004	7.50:1
June 30, 2004	7.50:1
September 30, 2004	6.75:1
December 31, 2004	6.00:1
March 31, 2005	6.00:1
June 30, 2005	6.00:1
September 30, 2005	5.50:1
December 31, 2005	5.00:1
March 31, 2006	5.00:1
June 30, 2006	5.00:1
September 30, 2006	4.50:1
December 31, 2006 and thereafter	4.00:1

Interest Coverage Ratio

Measurement Period Ending	Ratio
June 30, 2003	1.50:1
September 30, 2003	1.50:1
December 31, 2003	1.50:1
March 31, 2004	1.50:1
June 30, 2004	1.50:1
September 30, 2004	1.55:1
December 31, 2004	1.60:1
March 31, 2005	1.60:1
June 30, 2005	1.60:1
September 30, 2005	1.675:1
December 31, 2005	1.75:1
March 31, 2006	1.75:1
June 30, 2006	1.75:1
September 30, 2006	1.95:1
December 31, 2006 and thereafter	2.15:1

Fixed Charge Coverage Ratio

Measurement Period Ending	Ratio
June 30, 2003	1.00:1
September 30, 2003	1.00:1
December 31, 2003	1.00:1
March 31, 2004	1.00:1
June 30, 2004	1.00:1
September 30, 2004	1.01:1
December 31, 2004	1.02:1
March 31, 2005	1.02:1
June 30, 2005	1.02:1
September 30, 2005	1.06:1
December 31, 2005 and thereafter	1.10:1

•                  Collateral -  The senior credit facilities are secured by (i) a second priority lien on substantially all of our US and Canadian properties and assets to secure the New Term Loan B, (ii) a first priority lien on our properties and assets securing the New Revolving Credit Facility and Term Loan C, (iii)  a pledge of 65% of the stock of our Mexican subsidiary.

The Third Amended and Restated Credit Agreement, dated June 13, 2003 is filed as Exhibit 99.1 to this Current Report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)                                  Exhibits

99.1                           Third Amended and Restated Credit Agreement, dated June 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE COPORATION

Date:	August 11, 2003	By:	/s/ John R. Murphy
John R. Murphy
Executive Vice President-Finance
and Chief Financial Officer